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                                                                   EXHIBIT 23(3)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 3, 1998, included (or incorporated by reference) in the Annual Report on Form 10-K of Harrah's Entertainment, Inc. for the year ended December 31, 1997, and to all references to our Firm included in this registration statement on Form S-4.

                                                       Arthur Andersen LLP

Memphis, Tennessee
October 15, 1998